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Exhibit 99.1

Telos Corporation Announces Fourth Quarter Results: Delivers 43% Sales Growth and Expands Gross Margin 196 Basis Points; Issues 2022 Guidance

–Increased Quarterly Revenue 43% to $64.1 Million; Driven by 37% Growth in Security Solutions and 49% Growth in Secure Networks
–Increased Quarterly Gross Profit 51% to $24.1 Million; Expanded Gross Margin 196 Basis Points to 37.7%
–Generated Full Year Cash Flow from Operations of $7.3 Million; a $9.4 Million Increase Over 2020

Ashburn, Va. – March 16, 2022 – Telos® Corporation (NASDAQ: TLS), a leading provider of cyber, cloud and enterprise security solutions for the world’s most security-conscious organizations, today announced financial results for the fourth quarter and full year 2021.

“We delivered reported revenue growth of 35%, 59% adjusted for the wind down of the 2020 Census program, notwithstanding customer delays on two large programs, and increased gross profit 38% during our first full year as a public company,” said John B. Wood, chairman and CEO, Telos. “During the year, we focused on investments to position the company for continued growth, investing internally in our sales and marketing efforts, and we acquired Diamond Fortress Technologies, adding contactless biometrics technology to help Telos serve the needs of organizations in existing and new markets. I am pleased with our results and I am confident in our positioning to perform for our customers, our shareholders, and our employees.”

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Fourth Quarter 2021 Financial Highlights (in millions, except per share data)

	4Q 2021	4Q 2020
Revenue	$64.1	$44.9
Gross Profit	$24.1	$16.0
Gross Margin	37.7%	35.7%
GAAP Net Income (Loss)	$(5.5)	$2.7
Adjusted Net Income (Loss) [1,2]	$7.3	$(4.1)
Enterprise EBITDA[1]	$(4.0)	$5.4
Adjusted EBITDA[1,2]	$8.8	$(2.6)
GAAP Net (Loss) Income per Share Attributable to Telos Corporation, Diluted	$(0.08)	$0.08
Adjusted EPS [1,2]	$0.11	$(0.08)
Weighted-average Shares of Common Stock Outstanding, Diluted	66.8	51.3
Cash Flow from Operations	$(2.4)	$(14.1)
Free Cash Flow [1]	$(7.2)	$(15.4)
1 Adjusted EBITDA, Enterprise EBITDA, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow are non-GAAP financial measures. Refer to "Non-GAAP Financial Measures" below
2 After adjustment for stock compensation expense of $12.9 million in the fourth quarter 2021 and none in the fourth quarter 2020

Selected Fourth Quarter Business Highlights:

New Business Activities

•The U.S. Air Force Air Combat Command (ACC) awarded Telos option year four of the Defensive Cyber Operations (DCO) Whitespace Program with performance through the beginning of January 2023. Telos has been providing plans and program support, client systems, cyber transport, and cyber operations to augment U.S. Air Force personnel in the performance of core information technology services.

•The U.S. Air Force Materiel Command awarded Telos two task orders in support of the Theater Deployable Communications architecture upgrade. Work under the task orders includes delivering modules and kits with inclusive baseline cybersecurity posture for equipment being provided.

•Xacta® continues to provide value to customers, primarily in security compliance and with FedRAMP authorization efforts. In the fourth quarter, the company received renewals and new wins with commercial entities such as M.C. Dean, Northrop Grumman, Oracle, Verizon, and others.

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•The Company had another solid quarter of Xacta renewals and new wins with existing government customers, including the Federal Bureau of Investigation, the U.S. Social Security Administration, the Department of the Interior, and others.

Partner Enhancements

•The Telos CyberProtect Partner Program™ continued to progress. The program has signed and recruited partners across the ecosystem, delivering access to verticals such as healthcare, state, local and education, and commercial enterprise and bolstering the company's position in the federal market.

•Experienced early success in pressure testing the sales channel, with several deals transacting through the system. Additionally, the sales channel successfully added new contract vehicles providing access to a broader base of customers with specific procurement vehicles.

Financial Outlook:

We have determined Telos to be an “Agent,” as defined by ASC 606, as it relates to the per-applicant fee for service collected by Telos and paid to the TSA and FBI as part of Telos’ upcoming TSA PreCheck enrollment services offering. In accordance with ASC 606, Telos is to record revenue from applicants for this service net of the fees paid to the TSA and FBI as part of the arrangement.

	1Q 2022[4]	Full Year 2022[4]
Gross Revenue Equivalent[1]	$44 - $48 Million	$226 - $276 Million
Gross to Net Revenue Conversion[2]	$0 - $0 Million	$0 - ($19) Million
Revenue Guidance	$44 - $48 Million	$226 - $257 Million
YoY Growth	(21%) - (13%)	(7%) - 6%
Adjusted EBITDA[3] Guidance	($2.0) - $2.0 Million	$21 - $28 Million

1 To aid comparison with prior communications, illustrates revenue guidance as if TSA PreCheck program revenue were recognized on a gross basis
2 Impact of converting TSA PreCheck program from gross revenue recognition to net revenue recognition
3 Adjusted EBITDA is a non-GAAP financial measure. Refer to "Non-GAAP Financial Measures" below
4 1Q 2022 guidance does not include revenue from the TSA PreCheck program. Full year 2022 guidance includes $31 million of gross revenue or $12 million of net revenue from the TSA PreCheck program in the high end of guidance

This guidance consists of forward-looking statements and actual results may differ materially. Refer to the Forward-Looking Statements section below for information on the factors that could cause the Company’s actual results to differ materially from these forward-looking statements. Adjusted EBITDA is a non-GAAP financial measure. The Company has not provided the most directly comparable GAAP measure to this forward-looking non-GAAP financial measure because certain items are out of the Company’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking Adjusted EBITDA is not available without unreasonable effort.

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Delayed Filing of Annual Report on Form 10-K
The Company will not file its Annual Report on Form 10-K on March 16, 2022, as previously expected and as reported on its recently-filed Form 12b-25. The principal reasons for the delay in completing our year-end closing and financial reporting process are primarily due to delays in completing our assessment of the effectiveness of our internal control over financial reporting. As a result of the foregoing, the Company’s independent registered public accounting firm has not yet completed its audits of the Company’s financial statements and internal control over financial reporting as of December 31, 2021.

Webcast Information
Telos will host a live webcast to discuss its fourth quarter and full year 2021 financial results at 8:00 a.m. Eastern Time today, March 16, 2022. To access the webcast, visit https://edge.media-server.com/mmc/p/b286ugp2. Related presentation materials will be made available on the Investors section of the Company’s website at https://investors.telos.com. In addition, an archived webcast will be available approximately two hours after the conclusion of the live event on the Investors section of the Company’s website.

Forward-Looking Statements
This press release contains forward-looking statements which are made under the safe harbor provisions of the federal securities laws. These statements are based on the Company’s management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to them. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in the Company’s filings and reports with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Reports on Form 10-Q, as well as future filings and reports by the Company, copies of which are available at https://investors.telos.com and on the SEC’s website at www.sec.gov.

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Although the Company bases these forward-looking statements on assumptions that they believe are reasonable when made, they caution the reader that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. Given these risks, uncertainties and other factors, many of which are beyond its control, the Company cautions the reader not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date of such statement and, except as required by law, the Company undertakes no obligation to update any forward-looking statement publicly, or to revise any forward-looking statement to reflect events or developments occurring after the date of the statement, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the non-GAAP financial measures of Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow are useful in evaluating our operating performance. We believe that this non-GAAP financial information, when taken collectively with our GAAP results, may be helpful to readers of our financial statements because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each of these non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

The Company uses these non-GAAP financial measures to understand and evaluate its core operating performance and trends, to prepare and approve its annual budget, to develop short-term and long-term operating plans, and to evaluate the performance of certain management personnel when determining incentive compensation. The Company believes these non-GAAP financial measures facilitate comparison of its operating performance on a consistent basis between periods by excluding certain items that may, or could, have a disproportionate positive or negative impact on its results of operations in any particular period. When viewed in combination with the Company’s results prepared in accordance with GAAP, these non-GAAP financial measures help provide a broader picture of factors and trends affecting the Company’s results of operations.

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Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow are supplemental measures of operating performance that are not made under GAAP and do not represent, and should not be considered as an alternative to, net income (loss), earnings per share or net cash flows provided by operating activities, as determined by GAAP.

The Company defines Enterprise EBITDA as net (loss) income attributable to Telos Corporation, adjusted for net income attributable to non-controlling interest, non-operating (income) expense, interest expense, provision for (benefit from) income taxes, and depreciation and amortization. The Company defines Adjusted EBITDA as Enterprise EBITDA, adjusted for transaction gains/losses/expenses related to our IPO and stock-based compensation expense. The Company defines Adjusted Net Income (Loss) as net income (loss) attributable to Telos Corporation, adjusted for non-operating expense (income), transaction-related gains/losses/expenses, and stock-based compensation expense. The Company defines Adjusted EPS as Adjusted Net Income (Loss) divided by the weighted-average number of common shares outstanding for the period. Free cash flow is defined as net cash provided by or used in operating activities, less purchases of property and equipment and capitalized software development costs.

Each of Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow has limitations as an analytical tool, and you should not consider any of them in isolation, or as a substitute for analysis of our results as reported under GAAP. Among other limitations, each of Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow does not reflect our future requirements for capital expenditures or contractual commitments, does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations, and does not reflect income tax expense or benefit. Other companies in our industry may calculate Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow differently than we do, which limits its usefulness as a comparative measure. Because of these limitations, each of Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS, and Free Cash Flow should not be considered as a replacement for net income (loss), earnings per share or net cash flows provided by operating activities, as determined by GAAP, or as a measure of the Company’s profitability. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP measures only for supplemental purposes.

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About Telos Corporation
Telos Corporation (NASDAQ: TLS) empowers and protects the world’s most security-conscious organizations with solutions for continuous security assurance of individuals, systems, and information. Telos’ offerings include cybersecurity solutions for IT risk management and information security; cloud security solutions to protect cloud-based assets and enable continuous compliance with industry and government security standards; and enterprise security solutions for identity and access management, secure mobility, organizational messaging, and network management and defense. The company serves commercial enterprises, regulated industries and government customers around the world.

###

Media:
Mia Wilcox
media@telos.com
(610) 564-6773

Investors:
InvestorRelations@telos.com
(703) 724-4777

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TELOS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except earnings per share data)

	Years Ended December 31,
	2021	2020	2019
	(Unaudited)
Revenue
Services	$221,548	$161,180	$143,581
Products	20,885	18,737	15,637
	242,433	179,917	159,218
Costs and expenses
Cost of sales – Services	143,357	106,969	98,772
Cost of sales – Products	13,047	10,528	8,102
	156,404	117,497	106,874
Selling, general and administrative expenses
Sales and marketing	19,655	6,176	5,951
Research and development	19,096	14,243	10,647
General and administrative	88,742	41,704	30,721
	127,493	62,123	47,319
Operating (loss) income	(41,464)	297	5,025
Other income (expenses)
Gain on redemption of public preferred stock	—	14,012	—
Non-operating (expense) income	(921)	(255)	201
Interest expense	(777)	(7,259)	(7,467)
(Loss) income before income taxes	(43,162)	6,795	(2,241)
Benefit from income taxes	28	46	104
Net (loss) income	(43,134)	6,841	(2,137)
Less: Net income attributable to non-controlling interest	—	(5,154)	(4,264)
Net (loss) income attributable to Telos Corporation	$(43,134)	$1,687	$(6,401)
Net (loss) earnings per share attributable to Telos Corporation, basic	$(0.65)	$0.04	$(0.17)
Net (loss) earnings per share attributable to Telos Corporation, diluted	$(0.65)	$0.04	$(0.17)
Weighted-average shares of common stock outstanding, basic	66,374	41,642	37,729
Weighted-average shares of common stock outstanding, diluted	66,374	42,877	37,729

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TELOS CORPORATION
CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
ASSETS

	December 31,
	2021	2020
	(Unaudited)
Current assets
Cash and cash equivalents	$126,562	$106,045
Accounts receivable, net	59,844	30,913
Inventories, net	1,247	3,311
Prepaid expenses	3,329	3,059
Other current assets	732	786
Total current assets	191,714	144,114
Property and equipment
Furniture and equipment	15,420	13,574
Leasehold improvements	2,994	2,669
Property and equipment under finance leases	30,784	30,791
	49,198	47,034
Less: Accumulated depreciation and amortization	(34,057)	(32,057)
Net property and equipment	15,141	14,977
Operating lease right-of-use assets	852	1,464
Goodwill	17,922	14,916
Intangible assets, net	19,199	7,420
Other assets	1,253	926
Total assets	$246,081	$183,817

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TELOS CORPORATION
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share and par value data)
LIABILITIES AND STOCKHOLDERS' EQUITY

	December 31,
	2021	2020
	(Unaudited)
Current liabilities
Accounts payable and other accrued liabilities	$34,548	$20,899
Accrued compensation and benefits	6,557	8,474
Contract liabilities	6,381	5,654
Finance lease obligations – short-term	1,461	1,339
Operating lease obligations – short-term	564	677
Other current liabilities	1,430	1,903
Total current liabilities	50,941	38,946

Finance lease obligations - long-term	12,840	14,301
Operating lease obligations - long-term	388	941
Deferred income taxes	723	652
Other liabilities	935	1,873
Total liabilities	65,827	56,713

Commitments and contingencies

Stockholders’ equity
Common stock, $0.001 par value, 250,000,000 shares authorized, 66,767,450 shares and 64,625,071 shares issued and outstanding as of December 31, 2021 and 2020, respectively	105	103
Additional paid-in capital	367,153	270,800
Accumulated other comprehensive income	(27)	44
Accumulated deficit	(186,977)	(143,843)
Total stockholders’ equity	180,254	127,104
Total liabilities and stockholders' equity	$246,081	$183,817

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TELOS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

	Years Ended December 31,
	2021	2020	2019
	(Unaudited)
Operating activities:
Net (loss) income	$(43,134)	$6,841	$(2,137)
Adjustments to reconcile net (loss) income to cash provided by (used in) operating activities:
Gain on redemption of public preferred stock	—	(14,012)	—
Net loss on early extinguishment of debt and other transactions	—	275	—
Stock-based compensation	60,231	4	—
Dividends from preferred stock recorded as interest expense	—	3,384	3,823
Depreciation and amortization	5,624	5,353	4,972
Provision for inventory obsolescence	10	(1)	376
Provision for (benefit from) doubtful accounts receivable	7	(412)	414
Provision for doubtful non-trade receivables	—	569	—
Amortization of debt issuance costs	—	978	461
Provision for (benefit from) deferred income tax	70	31	(197)
Loss on disposal of fixed assets	6	1	15
Accretion of discount on acquisition holdback	19	—	—
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(28,937)	(2,559)	6,186
Decrease (increase) in inventories	2,054	(1,345)	2,048
Increase in prepaid expenses, other current assets and other assets	(982)	(938)	(4,005)
Increase (decrease) in accounts payable and other accrued payables	16,086	3,413	(6,730)
(Decrease) increase in accrued compensation and benefits	(1,917)	(3,713)	3,105
Increase (decrease) in contract liabilities	727	(683)	1,106
(Decrease) increase in other current liabilities and other liabilities	(2,602)	710	2,379
Cash provided by (used in) operating activities	7,262	(2,104)	11,816
Investing activities:
Cash paid for acquisition	(5,925)	—	—
Capitalized software development costs	(9,968)	(6,681)	(2,442)
Purchases of property and equipment	(3,201)	(780)	(4,090)
Cash used in investing activities	(19,094)	(7,461)	(6,532)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	64,269	272,813	—
Repurchase of outstanding warrants	(26,894)	—	—
Repurchase of common stock	(1,251)	—	—
Redemption of public preferred stock	—	(108,878)	—
Purchase of Telos ID membership interest	—	(30,000)	—
Payment of senior term loan	—	(17,351)	—
Payment of subordinated debt	—	(3,657)	—
Proceeds from senior term loan	—	—	4,881
Payments under finance lease obligations	(1,339)	(1,225)	(1,115)
Amendment fee paid to lender	—	(100)	—
Distributions to Telos ID Class B member – non-controlling interest	(2,436)	(2,743)	(2,371)
Cash provided by financing activities	32,349	108,859	1,395
Increase in cash and cash equivalents	20,517	99,294	6,679
Cash and cash equivalents, beginning of the year	106,045	6,751	72
Cash and cash equivalents, end of year	$126,562	$106,045	$6,751

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Enterprise EBITDA and Adjusted EBITDA (Unaudited, amounts in thousands)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021	% to Revenue	2020	% to Revenue	2021	% to Revenue	2020	% to Revenue
Net (loss) income attributable to Telos Corporation	$(5,490)	(8.6)%	$3,865	8.6%	$(43,134)	(17.8)%	$1,687	0.9%
Adjustments:
Net income attributable to non-controlling interest	—	—%	(1,130)	(2.5)%	—	—%	5,154	2.9%
Non-operating (income) expenses	(80)	(0.1)%	(6)	—%	921	0.4%	(20)	—%
Interest expense	194	0.3%	1,233	2.7%	777	0.3%	7,259	4.0%
(Benefit from) provision for income taxes	(34)	(0.1)%	90	0.2%	(28)	—%	(46)	—%
Depreciation and amortization	1,401	2.2%	1,335	3.0%	5,624	2.4%	5,353	3.0%
Enterprise EBITDA	(4,009)	(6.3)%	5,387	12.0%	(35,840)	(14.7)%	19,387	10.8%
Transaction related gain/losses/expenses	—	—%	(8,007)	(17.8)%	—	—%	(8,007)	(4.5)%
Stock-based compensation expense	12,853	20.1%	—	—%	60,231	24.8%	4	—%
Adjusted EBITDA	$8,844	13.8%	$(2,620)	(5.8)%	$24,391	10.1%	$11,384	6.3%

Adjusted Net Income (Loss) and Adjusted EPS (Unaudited)

Three Months Ended December 31,	2021		2020
	Adjusted Net Income (Loss)	Adjusted Earnings Per Share	Adjusted Net Income (Loss)	Adjusted Earnings Per Share
	(in thousands)		(in thousands)
Reported GAAP measure	$(5,490)	$(0.08)	$3,865	$0.08
Adjustments:
Non-operating income	(80)	—	(6)	—
Transaction related gain/losses/expenses	—	—	(8,007)	(0.16)
Stock-based compensation expense	12,853	0.19	—
Adjusted non-GAAP measure	$7,283	$0.11	$(4,148)	$(0.08)
Weighted-average shares of common stock outstanding, diluted	66,756		51,302

Twelve Months Ended December 31,	2021		2020
	Adjusted Net Income (Loss)	Adjusted Earnings Per Share	Adjusted Net Income (Loss)	Adjusted Earnings Per Share
	(in thousands)		(in thousands)
Reported GAAP measure	$(43,134)	$(0.65)	$1,687	$0.04
Adjustments:
Non-operating expenses (income)	921	0.01	(20)	—
Transaction related gain/losses/expenses	—	—	(8,007)	(0.19)
Stock-based compensation expense	60,231	0.91	4	—
Adjusted non-GAAP measure	$18,018	$0.27	$(6,336)	$(0.15)
Weighted-average shares of common stock outstanding, diluted	66,374		42,877

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Free Cash Flow (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net cash flows (used in) provided by operating activities	$(2,375)	$(14,061)	$7,262	$(2,104)
Adjustments:
Capitalized software development costs	(3,296)	(1,222)	(9,968)	(6,681)
Purchases of property and equipment	(1,556)	(156)	(3,201)	(780)
Free cash flow	$(7,227)	$(15,439)	$(5,907)	$(9,565)